SCHWARTZ LEVITSKY FELDMAN LLP
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA








                    CONSENT OF SCHWARTZ LEVITSKY FELDMAN LLP


The undersigned, Schwartz Levitsky Feldman llp, Chartered Accountants, hereby consents to the use of our name and use of our auditors' report dated January 27, 2003 except for note 22, as to which the date is July 3, 2003, on the consolidated financial statements of Acto Digital Video U.S.A. Inc. included in the Registration Statement on Form SB - 2/3A.




Toronto, Ontario                              "Schwartz Levitsky Feldman LLP"
July 22, 2003                                          Chartered Accountants



1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel:  416 785 5353
Fax:  416 785 5663